Exhibit 99.2

APEX SYSTEMS, INC.
CONDENSED BALANCE SHEETS
(UNAUDITED)
(Dollars in thousands)

Assets	March 31, 2012	December 31, 2011
Cash	$2,770	7,132
Accounts receivable, less allowance for doubtful accounts of $1,503 and $1,586, respectively	133,969	123,811
Prepaid expenses and other current assets	3,069	2,908
Total current assets	139,808	133,851
Property and equipment, net	900	877
Other assets, net	1,110	1,187
Total assets	$141,818	135,915
Liabilities and Stockholders’ Deficit
Borrowings, current portion	$15,947	15,947
Accounts payable	10,379	10,453
Accrued compensation and benefits	16,851	19,342
Accrued expenses and other current liabilities	7,341	7,107
Accrued volume rebates	824	963
Total current liabilities	51,342	53,812
Borrowings, net of current portion	78,147	77,134
Deferred compensation	18,762	17,860
Other Liabilities	504	628
Total liabilities	148,755	149,434
Commitments and contingencies
Stockholders’ equity (deficit):
Common stock, no par value. Authorized 10,000,000 shares: issued and outstanding 8,059,737 shares at March 31, 2012 and December 31, 2011	19,469	19,394
Retained earnings (accumulated deficit)	(26,406)	(32,913)
Total stockholders’ deficit	(6,937)	(13,519)
Total liabilities and stockholders’ deficit	$141,818	135,915

APEX SYSTEMS, INC.
CONDENSED STATEMENTS OF INCOME
(UNAUDITED)
(Dollars in thousands, except per share data)

	Three Months Ended
	March 31, 2012	March 26, 2011
Net sales	$186,939	159,017
Costs of sales	137,619	116,483
Gross margin	49,320	42,534
Operating expenses	36,965	34,693
Income from operations	12,355	7,841
Other expenses:
Interest expense	(667)	(1,034)
Other expense, net	(5)	(56)
Total other expenses	672	1,090
Net income	$11,683	6,751

APEX SYSTEMS, INC.
CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(In thousands)

	Three Months Ended
	March 31, 2012	March 26, 2011
Cash flows from operating activities:
Net income	$11,683	6,751
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	101	175
Incentive compensation plan expense	75	2,355
Deferred compensation expense	902	2,354
Increase in the provision for losses on accounts receivable	117	14
(Gain) loss on interest rate swap agreements	(125)	176
Changes in operating assets and liabilities:
Accounts receivable	(10,275)	848
Prepaid expense and other current assets	(160)	591
Other assets	46	(11)
Accounts payable and accrued expenses	170	(1,740)
Accrued compensation and benefits	(2,493)	(3,493)
Accrued volume rebates	(138)	(530)
Other liabilities	(10)	(10)
Net cash provided by operating activities	(107)	7,480
Cash flows from investing activity – purchases of property and equipment	(93)	(13)
Cash flows from financing activities:
Borrowings under lines of credit	11,491	-
Repayments under lines of credit	(10,477)	(10,813)
Distributions to stockholders	(5,176)	(2,500)
Net cash used in financing activities	(4,162)	(13,313)
Net decrease in cash	(4,362)	(5,846)
Cash at beginning of quarter	7,132	7,588
Cash at end of quarter	$2,770	1,742
Supplemental disclosure of cash flow information:
Cash paid during the quarter for:
Interest	$677	960

APEX SYSTEMS, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

1. Financial Statement Presentation. The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. The information reflects all normal and recurring adjustments which, in the opinion of management, are necessary for a fair presentation of the financial position of Apex Systems, Inc. (the Company) and its results of operations for the interim dates and periods set forth herein. The results for the three months ended March 31, 2012 are not necessarily indicative of the results to be expected for the full year or any other period. The Company has evaluated subsequent events after the balance sheet date through May 14, 2012.

Proposed Acquisition by On Assignment, Inc.
The Company has signed a definitive agreement to be acquired by On Assignment, Inc., a leading global provider of highly skilled, hard-to-find professionals in the growing technology, healthcare, and life sciences sectors.  The acquisition, which was approved by the Boards of Directors of both companies, remains subject to normal closing conditions and is expected to close on or about May 15, 2012.

2. Accounting Standards Updates. In May 2011, the FASB issued ASU No. 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S.GAAP and International Financial Reporting Standards (Topic 820) — Fair Value Measurement (ASU 2011-04), to provide a consistent definition of fair value and ensure that the fair value measurement and disclosure requirements are similar between U.S. Generally Accepted Accounting Principles (GAAP) and International Financial Reporting Standards. ASU 2011-04 changes certain fair value measurement principles and enhances the disclosure requirements particularly for Level 3 fair value measurements. ASU 2011-04 is effective for the Company in the first quarter of fiscal 2012 and should be applied prospectively. The Company adopted this guidance effective January 1, 2012.  There was no material impact of this adoption on our financial statements.

3. Long-Term Debt. Long-term debt at March 31, 2012 and December 31, 2011, consisted of the following (in thousands):

	March 31, 2012	December 31, 2011
Borrowings under Revolving Credit agreement	$35,333	30,333
LIBOR interest plus a margin (2.25% as of March 31, 2012 and December 31, 2011) payable monthly, expiring on September 21, 2016
Term loan	$58,761	62,748
LIBOR interest plus a margin (2.25% as of March 31, 2012 and December 31, 2011) payable monthly, expiring on September 21, 2016
Total debt	$94,094	93,081
Less current installments	15,947	15,947
Long term debt, excluding current installments	$78,147	77,134

The revolving credit agreement is an $85.0 million, five-year revolving loan facility that is secured by substantially all assets of the Company.  The maximum availability under the revolving credit agreement is subject to certain borrowing base limitations.  As of March 31, 2012, and December 31, 2011, the Company had $49.7 million and $54.7 million respectively, available on the revolving credit agreement.  An unused commitment fee of 0.200% is payable quarterly on any difference between the maximum commitment and the amount of credit used.

The Company’s credit agreements contain certain financial covenants related to fixed charge coverage and leverage ratios.  The Company was in compliance with these covenants at March 31, 2012.

4. Derivative Instruments. The Company recognizes all interest rate swap derivative instruments as either assets or liabilities on the balance sheet at their respective fair values. The Company does not designate the interest rate swaps as a hedge of the variability of cash flows to be paid related to its outstanding debt.

Under the terms of the agreements, the Company pays the counterparty based on the respective fixed rate and receives payments based upon a floating rate, the net of which is recorded as an increase or decrease to interest expense.

As of March 31, 2012 and December 31, 2011, the aggregate fair value of the Company’s interest rate swaps was a liability of $0.5 million and $0.6 million respectively and is included in other liabilities on the accompanying balance sheet.  The change in fair value is recorded in interest expense on the accompanying statements of income.  For the quarters ended March 31, 2012 and March 26, 2011 the change in fair value recorded as a (reduction) increase to interest expense was ($0.1) million and $0.2 million, respectively.

5. Fair Value Measurements and Financial Instruments. The carrying amounts of financial instruments, including cash, accounts receivable, borrowings under lines of credit, accounts payable, accrued expenses, and other current liabilities, and accrued volume rebates, approximated their fair value as of March 31, 2012 and March 26, 2011 because of the relatively short maturity of these instruments.

The Company measures all derivatives at fair value based on information provided by the counterparty, which the Company corroborates with third party information and recognizes them as either assets or liabilities on the Company’s balance sheet. The Company’s valuation techniques for these instruments are considered to be Level 2 fair value measurements. Changes in the fair value of derivative instruments are recognized in earnings.

6. Incentive Plan Awards.   The Company’s stock appreciation rights and option awards are liability classified, and the Company has elected to measure its liability classified stock based compensation awards based upon their intrinsic value as defined under the terms of the awards.

The fair market value of the Company’s common stock per share was $43.43 and $30.06 at March 31, 2012 and March 26, 2011, respectively.

Stock appreciation rights (the rights plan) consisted of 106,537 and 109,363 units outstanding as of March 31, 2012 and December 31, 2011, respectively.  The Company recorded compensation expense related to the rights plan of $0.1 million and $0.4 million in the quarters ended March 31, 2012 and March 26, 2011, respectively, which are included in operating expenses in the accompanying statement of income. At March 31, 2012 and December 31, 2011, the deferred compensation liability was $1.5 million.

Incentive stock option (ISO) plans (the plans) consisted of 797,911 and 799,649 units outstanding as of March 31, 2012 and December 31, 2011, respectively.  The Company recorded compensation expense related to the plans of $0.07 million and $3.9 million in the quarters ended March 31, 2012 and March 26, 2011, respectively, which are included in operating expenses in the accompanying statement of income. At March 31, 2012 and December 31, 2011, the deferred compensation liability was $9.7 million.

7. Commitments and Contingencies. As of March 31, 2012, the Company had standby letters of credit established totaling $0.5 million to guarantee performance under certain contractual arrangements. The letters of credit were issued under the line of credit agreement outlined in note 3.

The Company is involved in various legal proceedings, claims and litigations arising in the ordinary course of business.  However, based on the facts currently available, the company does not believe that the disposition of matters that are pending or asserted will have a material adverse effect on its financial position, results of operations or cash flows.